Exhibit 1.1

DIGITAL REALTY TRUST, INC.

12,000,000 Shares

7.375% Series H Cumulative Redeemable Preferred Stock

($0.01 par value per share)

Underwriting Agreement

New York, New York

March 19, 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule II hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Digital Realty Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of 7.375% Series H Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Preferred Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Preferred Stock set forth in Schedule I hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. Each of the Company and its operating partnership subsidiary, Digital Realty Trust, L.P. (the “Operating Partnership”), jointly and severally represents and warrants to each Underwriter, and agrees with each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Numbers 333-180886 and 333-180886-01) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of certain securities including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and the rules thereunder, and, except for such modifications to which the Representatives do not reasonably object, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other substantive changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust

Indenture Act and (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package together with the number of underwritten securities to be sold by the Company (which information will be disclosed on the cover page of the Prospectus, in the section entitled “Prospectus Supplement Summary – The Offering” in the Prospectus and the section entitled “Underwriting (Conflicts of Interest)” in the Prospectus) and, as to each purchaser of Securities from the Underwriter, the price per share paid by such purchaser and the number of shares purchased by such purchaser, when taken together as a whole as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus, as of its date of issue, did not, does not or will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified and (ii) when taken together as a whole with the Disclosure Package (together with the number of underwritten securities to be sold by the Company (which information will be disclosed on the cover page of the Prospectus, in the section entitled “Prospectus Supplement Summary—The Offering” in the Prospectus and the section entitled “Underwriting” in the Prospectus) and, as to each purchaser of the Securities from the Underwriters, the price per share paid by such purchaser and the number of shares purchased by such purchaser), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Except as otherwise stated therein, since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there has been no material adverse change, or development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(h) All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act, when they became or, prior to the later of the completion of the distribution of the Underwritten Securities and the settlement date for the Option Securities, become effective or were or, prior to the later of the completion of the distribution of the Underwritten Securities and the settlement date for the Option Securities, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Twelfth Amended and Restated Agreement of Limited Partnership of the Operating

Partnership (as amended, the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(k) Each subsidiary (as defined in Section 20 hereof) of the Company has been duly formed and is validly existing in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Schedule V contains a complete list of all subsidiaries of the Company that constitute “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X other than the Operating Partnership as of December 31, 2013 (the “Significant Subsidiaries”).

(l) All the outstanding shares of capital stock or other ownership interests of each subsidiary (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not reasonably be expected to have a Material Adverse Effect, and, as of the Closing Date, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries (other than the Operating Partnership) will be owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary (other than the Operating Partnership).

(m) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of the Company’s common stock, $0.01 par value (the “Common Stock”), 7.000% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), 6.625% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), and 5.875% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company or Units (as defined below) of the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of the Company’s shares of Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(n) The terms of the Securities conform in all material respects with the descriptions thereof contained in the Disclosure Package and the Prospectus. The form of the certificates to be used to evidence the Securities will be in proper form and will comply with all applicable legal requirements, the requirements of the Company’s Articles of Amendment and Restatement, as amended (the “Charter”), and Fourth Amended and Restated Bylaws (“Bylaws”) and the requirements of the New York Stock Exchange, Inc. (“NYSE”). The issuance of shares of Common Stock upon conversion of the Securities in accordance with the Company’s Charter (the “Conversion Shares”) has been duly authorized and, when issued and delivered upon conversion of the Securities in accordance with the Company’s Charter, the Conversion Shares will be validly issued, fully paid and nonassessable. The issuance of the Conversion Shares upon conversion of the Securities in accordance with the Company’s Charter will not be subject to preemptive rights arising under the Maryland General Corporation Law or the Company’s Charter or Bylaws.

(o) All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the Units was

issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended and as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all Series E preferred limited partnership units, Series F preferred limited partnership units and Series G preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens, except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The issuance of the preferred Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership (the “New Preferred Units”) has been duly authorized, and, when issued and delivered by the Operating Partnership, the New Preferred Units will be validly issued and fully paid. The New Preferred Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the New Preferred Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. To the extent any portion of the Underwriters’ option to purchase additional shares is exercised, the Company will contribute the net proceeds from the sale of the Option Securities to the Operating Partnership for a number of New Preferred Units equal to the number of Option Securities issued (the “Option Units”). The issuance of the Option Units has been duly authorized, and, when issued and delivered by the Operating Partnership, the Option Units will be validly issued and fully paid. The Option Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the Option Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.

(p) There is no franchise, contract or other document of a character required to be described or incorporated by reference in the Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the Disclosure Package and the Prospectus under the headings “Description of the Series G Preferred Stock” and “Underwriting (Conflicts of Interest),” (B) in the Disclosure Package and Base Prospectus under the headings “General Description of Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities and Related Guarantees,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” and “Plan of Distribution,” and (C) in the Disclosure Package and the Base Prospectus under the heading “United States Federal Income Tax Considerations,” as supplemented by the statements in the Prospectus under the heading “Supplemental United States

Federal Income Tax Considerations,” and the statements incorporated by reference in the Disclosure Package and the Prospectus from the Company’s and the Operating Partnership’s Combined Current Report on Form 8-K filed with the Commission on March 19, 2014 under the heading “Supplemental United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Representatives, is a legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(r) Neither the Company nor the Operating Partnership is required to be registered as, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the filing of the articles supplementary to the Company’s Charter, setting forth the terms of the Securities (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), which filing will be made on or prior to the Closing Date, and except such as have been obtained or made under the Act, such as may be required by the NYSE or such as may be required under the Exchange Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent the consummation of the transactions contemplated herein.

(t) The Articles Supplementary have been duly authorized by the Company.

(u) Neither the execution and delivery of this Agreement, nor the issuance and sale of the Securities, nor the issuance of any Conversion Shares upon conversion of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof by the Company or the Operating Partnership will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any provision of the Charter (including, when filed, the Articles Supplementary) or Bylaws of the Company or the organizational or other governing documents of any of the Operating Partnership or the Significant Subsidiaries, (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii), (iii) or (iv) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities with any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Act.

(w) The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth in the Company’s and Operating Partnership’s Combined Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. The pro forma financial statements incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements including the notes thereto, if any, incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Prospectus or except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s and the Operating Partnership’s Combined Annual Report on Form 10-K for the fiscal year ended December 31, 2013 where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(z) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s and the Operating Partnership’s best knowledge, there is no infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(aa) None of the Company, the Operating Partnership nor any subsidiary is in violation or default of (i) any provision of the charter, bylaws or other organizational or governing documents of the Company, the Operating Partnership or any Significant Subsidiary, (ii) any provision of the charter, the bylaws or other organizational or governing documents of any subsidiary (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii), (iii) or (iv) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) KPMG LLP (“KPMG”), who has delivered its audit report with respect to the Company’s consolidated financial statements and financial statement schedule III (properties and accumulated depreciation) included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(cc) The Company and each of its subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all income taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) Except as would not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as would not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments except as would not reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect.

(gg) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) The Company and its subsidiaries maintain, on a consolidated basis, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities or the Conversion Shares issuable upon conversion of the Securities.

(jj) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos-containing materials; (iv) lead-based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(kk) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ll) Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(mm) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, except as, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in the Disclosure Package and the Prospectus.

(rr) No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(ss) Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries is either a disregarded entity for U.S. federal income tax purposes, or qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code.

(tt) The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for U.S. federal income tax purposes.

(uu) The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Act.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities; provided that the purchase price for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable on the Underwritten Securities but not payable on such Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives do not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration

Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Company and the Operating Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If there occurs an event or development as a result of which the Disclosure Package, taken as a whole, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies (which may be electronic copies) of the

Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement (including any amendments) under the Act with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any preferred securities of the Company, or any securities convertible into, or exercisable, or exchangeable for, preferred securities of the Company (other than the Securities), or publicly announce an intention to effect any such transaction, until 30 days after the date of the Prospectus Supplement.

(h) Until and including the Closing Date or the settlement date for the Option Securities (whichever is later), the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(i) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Securities.

(j) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities and the Conversion Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified in Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s and the Operating Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Operating Partnership; and (x) all other costs and expenses incident to the performance by the Company and the Operating Partnership of their respective obligations hereunder.

(l) The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(m) Each of the Company and the Operating Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Operating Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(n) The Company will (i) register the Securities under Section 12(b) of the Exchange Act, and (ii) use its best efforts to complete the listing of the Securities on the NYSE within thirty (30) days following the Closing Date.

(o) The Company will (i) file the Articles Supplementary, duly authorized and executed by the Company, with the SDAT, and (ii) use its best efforts to cause the Articles Supplementary to be accepted by the SDAT, in each case, on or prior to the Closing Date.

(p) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2013, for taxation as a REIT under the Code.

(q) The Company and the Operating Partnership will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and substantially attached as Schedule IV hereto and to file such term sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, (ii) the performance by the Company of its obligations hereunder, (iii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof and (iv) the following additional conditions:

(a) The Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(q) hereto, any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins LLP, special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, to the effect that:

(i) With your consent, based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Massachusetts and New Jersey;

(ii) With your consent, based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Illinois, Massachusetts, New Jersey, Texas and Virginia;

(iii) With your consent, based solely on certificates from public officials, such counsel confirms that each of the entities listed on Schedule V is (i) validly existing as a limited liability company under the Limited Liability Company Act of the State of Delaware, (ii) in good standing under the laws of the State of Delaware and (iii) qualified to do business in the states listed opposite its name under the heading “Foreign Qualifications.”

(iv) The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the Closing Date, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act;

(v) The Registration Statement, at March 19, 2014, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no view with respect to any Form T-1 under the Trust Indenture Act, Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete;

(vi) With your consent, based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Securities in accordance with this Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(vii) On the date hereof, the execution and delivery of this Agreement by the Company and the Operating Partnership and the issuance and sale of the Securities to the Underwriters by the Company pursuant to this Agreement do not:

(A) result in the breach of or a default under any of the Specified Agreements (as defined in such counsel’s opinion); or

(B) violate any federal, New York or California statute, rule or regulation applicable to the Company, the Operating Partnership or the Significant Subsidiaries; or

(C) require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or any Significant Subsidiary from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Significant Subsidiary with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company, the Operating Partnership or any Significant Subsidiary, that have not been obtained or made.

(viii) With your consent, based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters and a review of the Specified Agreements and the Registration Rights Agreement, dated as of October 27, 2004, by and among the Company, the Operating Partnership, Global Innovation Partners LLC and the other unit holders listed on the signature pages thereto, such counsel confirms that neither the Company nor the Operating Partnership nor any Specified Entity is a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company or the Operating Partnership;

(ix) With the consent of the Representatives, based solely on written advice from the NYSE, the Securities to be issued by the Company and sold pursuant to this Agreement have been listed, subject to official notice of issuance, on the NYSE.1

(x) Each of the Incorporated Documents (as defined in such counsel’s opinion), as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports

[1]	Included solely to the extent the Securities to be issued by the Company and sold pursuant to this Agreement have been listed on the NYSE on or prior to the Closing Date.

on Forms 10-K, 10-Q and 8-K, the applicable schedule requirements for proxy statements under Regulation 14A and the applicable form requirements for registration statements on Form 8-A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in or omitted from such reports, proxy statements and registration statements. For purposes of this paragraph, such counsel may assume that the statements made in the Incorporated Documents are correct and complete.

In rendering such opinion, such counsel as to matters of fact, to the extent they deem proper, may rely on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

In addition, such counsel shall in a separate letter state that no facts came to such counsel’s attention that caused such counsel to believe that:

1. the Registration Statement, at the time it became effective on March 19, 2014, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents (as defined in such letter) at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the Preliminary Prospectus, as of the date of this Agreement (together with the Incorporated Documents at that date and the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need express no belief with respect to any Form T-1 under the Trust Indenture Act, or the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, the Prospectus or the Incorporated Documents.

(c) The Company shall have requested and caused Latham & Watkins LLP, tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, to the effect that:

(i) Commencing with its taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

(ii) The statements in the Base Prospectus under the heading “United States Federal Income Tax Considerations,” as supplemented by the statements in the Prospectus under the heading “Supplemental United States Federal Income Tax Considerations,” and the statements incorporated by reference in the Prospectus from the Company’s and the Operating Partnership’s Combined Current Report on Form 8-K filed with the Commission on March 19, 2014 under the heading “Supplemental United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects; and

(iii) The statements in the Base Prospectus under the heading “Restrictions on Ownership and Transfer,” insofar as such statements purport to summarize certain United States federal income tax statutes or regulations referred to therein are accurate summaries in all material respects.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, to the effect that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary — Digital Realty Trust, Inc.”;

(ii) Digital Services, Inc. is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and to conduct its business;

(iii) the Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full limited partnership power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary — Digital Realty Trust, Inc.” The Company is the sole general partner of the Operating Partnership;

(iv) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”; the stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “General Description of Securities,” “Description of Common Stock,” “Description of Preferred Stock,” and “Description of the Series H Preferred Stock”; the certificates representing the Securities comply in all material respects with the Maryland General Corporation Law (the “MGCL”), the Charter and the Bylaws of the Company; the terms of the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “Description of Preferred Stock” and “Description of the Series H Preferred Stock;” the issuance of the Securities has been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and no holder of the Securities will be subject to personal liability under the MGCL or the Charter or Bylaws of the Company solely by virtue of being a holder; the holders of the issued and outstanding shares of Common Stock, 7.000% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company, 6.625% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share, and 5.875% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising under the MGCL or the Charter or Bylaws of the Company; based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus, including the Base Prospectus (including, without limitation, under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Redemption/Exchange Rights”), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of stock of or ownership interests in the Company (including, without limitation, shares of Common Stock or other capital stock of the Company) are outstanding; the issuance of the Conversion Shares has been duly authorized and, when issued and delivered upon conversion of the Securities in accordance with the Charter, the Conversion Shares will be validly issued, fully paid and nonassessable; the issuance of the Conversion Shares upon conversion of the Securities in accordance with the Charter is not subject to preemptive rights arising under the MGCL, the Charter or the Bylaws;

(v) the issuance of the New Preferred Units has been duly authorized and, when issued and delivered by the Operating Partnership in exchange for the proceeds of the issuance of the corresponding Securities, the New Preferred Units will be validly issued and fully paid; the holders of issued and outstanding Units, 7.000% Series E Cumulative Redeemable Preferred Units, 6.625% Series F Cumulative Redeemable Preferred Units and 5.875% Series G Cumulative Redeemable Preferred Units of the Operating Partnership are not entitled to preemptive or other rights to subscribe for the New Preferred Units arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement; based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for preferred Units or any other ownership interests in the Operating Partnership are outstanding; the terms of the common Units of the Operating Partnership conform in all material respects to the description thereof contained in the Base Prospectus under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.”;

(vi) the statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus under the headings “Description of the Series H Preferred Stock,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Common Stock,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “Restrictions on Ownership and Transfer,” “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trusts, Inc.’s duty to its stockholders may conflict with the interests of Digital Realty Trust, L.P.’s unitholders,” “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trust Inc.’s Charter, Digital Realty Trust, L.P.’s partnership agreement and Maryland law contain provisions that may delay, defer or prevent a change of control transaction,” and “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trust Inc’s rights and the rights of its stockholders to take action against its directors and officers are limited,” insofar as such statements purport to summarize or describe matters of or legal conclusions relating to Maryland law, the Charter (including, without limitation, the Articles Supplementary) or Bylaws of the Company, or the Operating Partnership Agreement, are accurate summaries of such matters, legal conclusions, the Charter (including, without limitation, the Articles Supplementary) or Bylaws of the Company, or the Operating Partnership Agreement in all material respects;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership; the Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms;

(viii) the Articles Supplementary setting forth the terms of the Securities have been duly authorized by all necessary corporate action on the part of the Company, and based on counsel’s review of a certified copy thereof, have been accepted for record by the SDAT and have become effective under the MGCL;

(ix) the Amendment and Restatement of the Operating Partnership Agreement setting forth the terms of the New Preferred Units has been duly authorized by all necessary corporate action on the part of the Company, in its capacity as the general partner of the Operating Partnership;

(x) no consent, approval or authorization of, filing with or order of any court or governmental agency or body in the State of Maryland is required in connection with the transactions contemplated in this Agreement, except such as have been obtained or made; and

(xi) neither the execution and delivery of this Agreement nor the sale and issuance of the Securities, nor the consummation of the transactions herein contemplated, nor the fulfillment of the terms hereof, including the issuance of Conversion Shares upon conversion of the Securities, will conflict with or result in a breach or violation of (A) the charter or bylaws of the Company or the Operating Partnership Agreement or (B) any Maryland statute or law or any rule, regulation, judgment, order or decree applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body or other authority of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate on behalf of the Company and not personally, signed by the Chief Executive Officer, President or General Counsel and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendments or supplements thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date (or such settlement date) with the same effect as if made on the Closing Date (or such settlement date) and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of (1) a comparison of the information included in the Company’s and the Operating Partnership’s combined 2013 annual report on Form 10-K incorporated by reference in the Registration Statement under the headings “Selected Financial Data”, “Quarterly Financial Information (Unaudited)” and “Statement of Computation of Ratios” with the disclosure requirements of Regulation S-K and (2) their inquiry of certain officials of the Company who have responsibility for financial and accounting matters of whether the information referred to in clause (1) conforms in all material respects with the disclosure requirements of Items 301, 302, and 503(d) of Regulation S-K, nothing came to their attention that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively of Regulation S-K;

(iii) on the basis of inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2013, with respect to the period subsequent to December 31, 2013, there were any increases, at a specified date not more than five days prior to the date of the letter, in the global revolving credit facility, unsecured term loan, unsecured senior notes, exchangeable senior debentures and mortgage loans of the Company and its subsidiaries or capital stock of the Company or decreases in the total assets or total equity of the Company as compared with the amounts shown on the December 31, 2013, audited consolidated balance sheet incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from January 1, 2014 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, net income of the Company and its subsidiaries and income from continuing operations, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(iv) on the basis of inquiries of certain officials of the Operating Partnership who have responsibility for financial and accounting matters of the Operating Partnership and its subsidiaries as to transactions and events subsequent to December 31, 2013, with respect to the period subsequent to December 31, 2013, there were any increases, at a specified date not more than five days prior to the date of the letter, in the global revolving credit facility, unsecured senior notes, exchangeable senior debentures and mortgage loans of the Operating Partnership and its subsidiaries or capital stock of the Operating Partnership or decreases in the total assets or total equity of the Operating Partnership as compared with the amounts shown on the December 31, 2013, audited consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from January 1, 2014 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, net income of the Operating Partnership and its subsidiaries and income from continuing operations, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Operating Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and in the Company’s and the Operating Partnership’s Combined Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2014, incorporated by reference in the Registration Statement, and the Prospectus, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Preliminary Prospectus and to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is disclosed in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i) The Articles Supplementary shall have been accepted for record by SDAT and shall be effective under Maryland law.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities and preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The FINRA, upon review of the terms of the public offering of the Securities, if required, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 53 State Street, Boston, Massachusetts 02109, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, each of the Company’s and the Operating Partnership’s Affiliates and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus: (i) the second-to-last paragraph on the cover page related to the delivery of the Securities; (ii) the list of Underwriters under the heading “Underwriting (Conflicts of Interest)” and their respective participation in the sale of the Securities; (iii) the third paragraph of text under the heading “Underwriting (Conflicts of Interest)” related to the public offering price and concessions; (iv) the fifth sentence of the fifth paragraph of text under the heading “Underwriting (Conflicts of Interest)” related to market-making activities and (v) the seventh and eighth paragraphs of text under the heading “Underwriting (Conflicts of Interest)” related to stabilization, syndicate covering transactions and penalty bids.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Company and the Operating Partnership shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (collectively, the “Underwriter Indemnified Parties”), provided, however, the Company and the Operating Partnership shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Underwriter Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Underwriter Indemnified Parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the

Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or officers of the Company or the Operating Partnership, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal (fax no.: 646-855-5958), Morgan Stanley & Co. LLC; Equity Syndicate Desk, 1585 Broadway, New York, New York 10036 (fax no.: 212-507-5089), with a copy to James Collins, Executive Director, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (fax no.: 201-633-4555), Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (fax no.: 704-410-0326) and confirmed to it at Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, Attention: James P.C. Barri; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Digital Realty Trust, Inc. (fax no.: 415-738-6501) and confirmed to it at Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, California 94111, Attention: General Counsel, with a copy to Latham & Watkins LLP, Attention Keith Benson (fax no.: 415-395-8095) and confirmed to it at Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111, Attention: Keith Benson. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement of the Underwriters by the Company and the Operating Partnership in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliates” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this Underwriting Agreement.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented (including the Preliminary Prospectus) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the Prospectus Supplement together with the Base Prospectus.

“Prospectus Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and the Prospectus Supplement deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” “Rule 457” and “Rule 501” refer to such rules under the Act.

“subsidiary” shall mean (a) any corporation, limited liability company, trust, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar positions thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is the Company or a subsidiary of the Company or (ii) the only general partners of which are the Company or one or more subsidiaries of the Company (or any combination thereof).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the Operating Partnership and the several Underwriters.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
	Name:	A. William Stein
	Title:	Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:	/s/ A. William Stein
	Name:	A. William Stein
	Title:	Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Chris Djonganopoulos
	Name: Title:	Chris Djonganopoulos Managing Director, Investment Banking

Morgan Stanley & Co. LLC

By:	/s/ Kent Leung
	Name: Title:	Kent Leung Vice President

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name: Title:	Carolyn Hurley Director

For themselves and the other several Underwriters, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated March 19, 2014

Registration Statement Nos. 333-180886 and 333-180886-01

Representative(s): Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title: 7.375% Series H Cumulative Redeemable Preferred Stock

Number of Underwritten Securities to be sold by the Company: 12,000,000

Number of Option Securities to be sold by the Company: 1,800,000

Price per Share to Public (include accrued dividends, if any): $25.00

Price per Share to the Underwriters: $24.2125; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable on the Underwritten Securities but not payable on such Option Securities

Other provisions: N/A

Closing Date, Time and Location: March 26, 2014 at 10:00 a.m. at the offices of Goodwin Procter LLP, counsel for the Underwriters, at 53 State Street, Boston, Massachusetts 02109.

Type of Offering: Non-Delayed

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(g) at the Execution Time: None.

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith	2,640,000
Incorporated
Morgan Stanley & Co. LLC	2,640,000
Wells Fargo Securities, LLC	2,640,000
Citigroup Global Markets Inc.	600,000
J.P. Morgan Securities LLC	600,000
Raymond James & Associates, Inc.	600,000
RBC Capital Markets, LLC	600,000
Stifel, Nicolaus & Company, Incorporated	600,000
Credit Suisse Securities (USA) LLC	120,000
Deutsche Bank Securities Inc.	120,000
SMBC Nikko Securities America, Inc.	120,000
HSBC Securities (USA) Inc.	120,000
Mitsubishi UFJ Securities (USA), Inc.	120,000
Scotia Capital (USA) Inc.	120,000
BBVA Securities Inc.	120,000
MLV & Co LLC	120,000
U.S. Bancorp Investments, Inc.	120,000
Total	12,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package.

1. The term sheet prepared and filed pursuant to Section 5(q) of the Agreement in substantially the form of Schedule IV to the Agreement

SCHEDULE IV

FINAL TERM SHEET

PRICING TERM SHEET

7.375% Series H Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per Share)

March 19, 2014

Issuer:	Digital Realty Trust, Inc.

Security:	7.375% Series H Cumulative Redeemable Preferred Stock

Number of Shares:	12,000,000 shares (13,800,000 shares if the underwriters’ option to purchase additional shares is exercised in full)

Public Offering Price:	$25.00 per share; $300,000,000 total (not including the underwriters’ option to purchase additional shares)

Underwriting Discounts:	$0.7875 per share; $9,450,000 total (not including the underwriters’ option to purchase additional shares)

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after March 26, 2019 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control)

Expected Ratings (Moody’s/S&P/Fitch):	Baa3 / BB+ / BB+ A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Trade Date:	March 19, 2014

Settlement Date:	March 26, 2014 (T + 5)

Liquidation Preference:	$25.00, plus accrued and unpaid dividends

Dividend Rate:	7.375% per annum of the $25.00 per share liquidation preference (equivalent to $1.84375 per annum per share), accruing from March 26, 2014

Dividend Payment Dates:	Quarterly on or about the last day of March, June, September and December of each year, beginning on June 30, 2014

Optional Redemption:

The Issuer may not redeem the series H preferred stock prior to March 26, 2019, except in limited circumstances to preserve its status as a REIT and pursuant to the special optional redemption provision described below under “Special Optional Redemption.”

On and after March 26, 2019, the Issuer may, at its option, redeem the series H preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date (subject to the special optional redemption right described below).

Special Optional Redemption:	Upon the occurrence of a “Change of Control”, the Issuer may, at its option, redeem the series H preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the

Change of Control Conversion Date, the Issuer exercises any of its redemption rights relating to the series H preferred stock (whether the optional redemption right or the special optional redemption right), the holders of series H preferred stock will not have the conversion rights described below.

Change of Control:

A “Change of Control” is when, after the original issuance of the series H preferred stock, the following have occurred and are continuing:

•      the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•      following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of series H preferred stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the series H preferred stock) to convert some or all of the series H preferred stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of series H preferred stock to be converted equal to the lesser of:

•      the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series H preferred stock dividend payment and prior to the corresponding series H preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•      0.9632 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer’s common stock equal to the Share Cap multiplied by the number of shares of series H preferred stock converted. If the Common Stock Price is less than $25.96 (which is approximately 50% of the per-share closing sale price of the Issuer’s common stock reported on the NYSE on March 18, 2014), subject to adjustment, the holders will receive a maximum of 0.9632 share of the Issuer’s common stock per share of series H preferred stock, which may result in the holders receiving a value that is less than the liquidation preference of the series H preferred stock.

If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series H preferred stock will not have any right to convert the series H preferred stock in connection with the Change of Control Conversion Right and any shares of series H preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The “Change of Control Conversion Date” is the date the series H preferred stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of series H preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

Capitalization:	As of December 31, 2013, on an as adjusted basis to reflect the sale of the series H preferred stock and the use of the net proceeds from such sale (not including the underwriters’ option to purchase additional shares), after deducting the underwriting discounts and the Issuer’s estimated expenses, assuming such net proceeds are used to temporarily repay borrowings under the Issuer’s global revolving credit facility, the Issuer’s global revolving credit facility balance would be approximately $435.3 million, the Issuer would have $300.0 million liquidation value of series H preferred stock outstanding and the Issuer’s total capitalization would be approximately $8.6 billion.

Additional Underwriter Relationships:

In addition to the underwriters’ relationships with the Issuer described in the preliminary prospectus supplement in the section titled “Underwriting (Conflicts of Interest)”:

Affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, BBVA Securities Inc., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc. and Raymond James & Associates, Inc. are lenders, an affiliate of Citigroup Global Markets Inc. is the administrative agent, an affiliate of J.P. Morgan Securities LLC is a syndication agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are joint lead arrangers and joint book running managers, RBC Capital Markets, LLC, Deutsche Bank Securities Inc., affiliates of SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. are co-documentation agents, and affiliates of Mitsubishi UFJ Securities (USA), Inc., HSBC Securities (USA), Inc., BBVA Securities Inc. and Scotia Capital (USA) Inc. are senior managing agents under the Issuer’s global revolving credit facility.

Affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, BBVA Securities Inc., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., SMBC Nikko Securities America, Inc. and Raymond James & Associates, Inc. are lenders, an affiliate of Citigroup Global Markets Inc. is the administrative agent, an affiliate of J.P. Morgan Securities LLC is a syndication agent, affiliates of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are joint lead arrangers and joint book running managers, Deutsche Bank Securities Inc., affiliates of RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are co-documentation agents, and affiliates of Mitsubishi UFJ Securities (USA), Inc., BBVA Securities Inc. and Scotia Capital (USA) Inc. are senior managing agents under the Issuer’s term loan facility.

Affiliates of Deutsche Bank Securities Inc. are trustees under the Issuer’s 4.50% Notes due 2015, 5.250% Notes due 2021 and the 4.250% Guaranteed Notes due 2025. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are also sales agents under our equity distribution agreements, pursuant to which we can issue and sell shares of our common stock having an aggregate offering price of up to $400.0 million from time to time through them. Additionally, as of December 31, 2013, affiliates of Deutsche Bank Securities Inc. leased an aggregate of approximately 113,000 square feet of space in three of our locations for total annualized contractual rent of approximately $23.5 million. Affiliates of J.P Morgan Securities LLC also leased an aggregate of approximately 198,000 square feet of space in six of our locations for total annualized contractual rent of approximately $19.2 million. Certain of the other underwriters and their affiliates have in the past leased, currently lease and may in the future lease space from us.

CUSIP/ISIN:	253868871/US2538688712

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Raymond James & Associates, Inc. RBC Capital Markets, LLC Stifel, Nicolaus & Company, Incorporated

Junior Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

SMBC Nikko Securities America, Inc.

HSBC Securities (USA), Inc.

Mitsubishi UFJ Securities (USA), Inc.

Scotia Capital (USA) Inc.

BBVA Securities Inc.

MLV & Co. LLC

U.S. Bancorp Investments, Inc.

Listing:	The Issuer intends to file an application to list the series H preferred stock on the NYSE under the symbol “DLR Pr H”. If the application is approved, trading of the series H preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the series H preferred stock.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, New York, NY 10038 (telephone: 1-800-294-1322 or email: dg.prospectus_requests@baml.com), Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department (telephone: 1-866-718-1649 or email: prospectus@morganstanley.com), or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd. NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support (telephone: 1-800-326-5897 or email: cmclientsupport@wellsfargo.com).

SCHEDULE V

SIGNIFICANT SUBSIDIARIES

Name	Jurisdiction of Formation / Incorporation	Foreign Qualifications
Digital Lakeside, LLC	Delaware	Illinois

Digital Stout Holding, LLC	Delaware	None